Exhibit 99.1

Future Fintech Group Announces Reverse Stock Split

NEW YORK, July 08, 2026 (GLOBE NEWSWIRE) -- Future Future FinTech Group Inc. (Nasdaq: FTFT) (“Future FinTech”, “we” or the “Company”) today announced that the Company’s Board of Directors approved a 1-for-4 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock (the “Common Stock”). The Company was not required to obtain shareholder approval to effectuate the Reverse Stock Split. The Company filed articles of amendment to the Company’s Second Amended and Restated Articles of Incorporation with the Florida Department of State, Division of Corporations which is expected to become effective as of 4 P.M. Eastern Time on July 10, 2026. The Common Stock will begin trading on The Nasdaq Capital Market on a reverse split-adjusted basis at the start of trading on July 13, 2026, under the symbol “FTFT” and under a new CUSIP number, 36117V501.

Upon implementation of the Reverse Stock Split, every four shares of the Company’s issued and outstanding Common Stock will automatically convert into one share of Common Stock without any change to the par value of $0.001 per share and the amount of Common Stock outstanding will be reduced from approximately 7,472,707 shares to approximately 1,868,177 shares. Following the Reverse Stock Split, the ownership percentage of each shareholder will remain unchanged. Proportional adjustments will be made to the number of shares of Common Stock issuable upon exercise of the Company’s outstanding stock options and warrants, and other incentive awards, as well as the applicable exercise price.

No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split. Instead, each holder of record who would otherwise be entitled to receive a fractional share will receive one whole share of Common Stock, rounded up to the nearest whole share. Stockholders holding shares in street name through a bank, broker, or other nominee will have their positions adjusted in accordance with the procedures of such bank, broker, or nominee.

Information to Stockholders

Transhare Corporation, the Company transfer agent, will send instructions to stockholders of record who hold stock certificates regarding the exchange of certificates for Common Stock. Stockholders who hold their shares of Common Stock in book-entry form or in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares of Common Stock following the Reverse Stock Split. Transhare Corporation may be reached for questions at (303) 662-1112.

About Future FinTech Group Inc.

Future FinTech Group Inc. (NASDAQ: FTFT) is a comprehensive financial and digital technology service provider. The Company, through its subsidiaries, conducts brokerage and investment banking services in Hong Kong, and engages in supply chain trading and finance businesses in China and efficient digital financial services. For more information, please visit www.ftft.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to qualify for the protection of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “targets,” “will,” “would,” and similar expressions, and the negatives of those terms. Forward-looking statements in this press release include, among others, statements regarding the timing and effectiveness of the Reverse Stock Split and the anticipated market-effective and first-trading dates; the anticipated post-split trading price of the Common Stock and the ability of the Reverse Stock Split to result in a sustained increase in the price of the Common Stock to a level at or above $1.00 per share; the expected number of shares of Common Stock outstanding following the Reverse Stock Split and the effect of the treatment of fractional shares; the proportional adjustment of the Company’s outstanding stock options, warrants, and other equity awards; and the Company’s ability to regain and maintain compliance with all applicable continued listing standards of The Nasdaq Capital Market.

These forward-looking statements are based on the Company’s current expectations and assumptions and are subject to known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, the risk that the Reverse Stock Split does not result in a sustained increase in the price of the Common Stock, or that the price of the Common Stock subsequently declines below $1.00 per share, which could result in non-compliance with Nasdaq continued listing standards or delisting proceedings; the risk that the Reverse Stock Split causes the Company to fall out of compliance with another Nasdaq listing requirement, including the requirement to maintain a minimum number of publicly held shares; restrictions under Nasdaq rules that limit the Company’s ability to effect additional reverse stock splits within a one-year period to regain compliance with the minimum bid price requirement; the volatility of the market price and trading volume of the Common Stock; and general business, economic, and market conditions, as well as the other risks and uncertainties described under the heading “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings are available at www.sec.gov.

Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. You should not place undue reliance on these forward-looking statements.

David J. Rudnick

Precept Investor Relations LLC

ir@ftft.com